UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Technology Drive, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 26, 2009, Spectrum Pharmaceuticals, Inc. (the “Company”) reported, during its investor conference call, that revenue from the sales of its proprietary drug product, Fusilev®, launched in August 2008, was approximately $7.7 million for the period ended December 31, 2008. While shipments of Fusilev® for the period were approximately $10.8 million (net of estimates for promotional, price and other adjustments), based on the Company’s revenue recognition policy, the Company has deferred the recognition of approximately $3.1 million of such revenue until the Company has more experience with the amount of product returns.

In addition, the Company had cash and marketable securities of approximately $78 million as of December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 26, 2009

SPECTRUM PHARMACEUTICALS, INC.

By:   /s/ Shyam Kumaria
Name:  Shyam Kumaria
Title:   V.P. Finance